Exhibit 99.3

TGT PIPELINE, LLC

EXCHANGE OFFER FOR

$185,000,000 5.200% NOTES DUE 2018

IN EXCHANGE FOR

$185,000,000 5.200% NOTES DUE 2018

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

(THE “SECURITIES ACT”)

PURSUANT TO THE PROSPECTUS DATED SEPTEMBER    , 2003

(THE “PROSPECTUS”)

AND

TEXAS GAS TRANSMISSION, LLC

EXCHANGE OFFER FOR

$250,000,000 4.600% NOTES DUE 2015

IN EXCHANGE FOR

$250,000,000 4.600% NOTES DUE 2015

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

PURSUANT TO THE PROSPECTUS

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated September     , 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to (i) the offer (the “TGT Pipeline Exchange Offer”) by TGT Pipeline, LLC (“TGT Pipeline”) to exchange an aggregate principal amount of up to $185,000,000 of its 5.200% Notes due 2018 (the “TGT Pipeline Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for an equal principal amount of its outstanding $185,000,000 5.200% Notes due 2018 (the “TGT Pipeline Old Notes”), that were issued and sold in integral multiples of $1,000 in a transaction exempt from registration under the Securities Act and (ii) the offer (the “Texas Gas Exchange Offer”) by Texas Gas Transmission, LLC (“Texas Gas”) to exchange an aggregate principal amount of up to $250,000,000 of its 4.600% Notes due 2015 (the “Texas Gas Exchange Notes”), which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part, for an equal principal amount of its outstanding $250,000,000 4.600% Notes due 2015 (the “Texas Gas Old Notes”), that were issued and sold in integral multiples of $1,000 in a transaction exempt from registration under the Securities Act. The TGT Pipeline Exchange Offer and the Texas Gas Exchange Offer are collectively referred to herein as the “Exchange Offers”. The TGT Pipeline Exchange Notes and the Texas Gas Exchange Notes are collectively referred to herein as the “Exchange Notes”. The TGT Pipeline Old Notes and the Texas Gas Old Notes are collectively referred to herein as the “Old Notes”.

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own names. TGT Pipeline and Texas Gas will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders to the Exchange Offers. You will, however, be reimbursed by TGT Pipeline or Texas Gas, as applicable, for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. TGT Pipeline and Texas Gas, as applicable, will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the respective Exchange Offers, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1.    the Prospectus;

2.    a Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

3.    a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

4.    a Notice of Guaranteed Delivery;

5.    guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6.    a return envelope addressed to National City Bank, the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2003, UNLESS EXTENDED (THE “EXPIRATION DATE”). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To tender Old Notes, certificates for Old Notes or a book-entry confirmation (see “Exchange Offers” in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to the Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offers or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.

Very truly yours,

TGT PIPELINE, LLC

TEXAS GAS TRANSMISSION, LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF TGT PIPELINE, LLC, TEXAS GAS TRANSMISSION, LLC, OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.